UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 13, 2007
OPENTV CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	001-15473 (Commission File Number)	98-0212376 (I.R.S. Employer Identification No.)
275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 962-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 13, 2007, the board of directors of OpenTV Corp. (the Company) appointed André Kudelski as Executive Chairman of the board of directors of the Company.
     On March 13, 2007, the Company entered into an employment agreement with Alan A. Guggenheim pursuant to which Mr. Guggenheim agreed to serve as the Company’s Chief Executive Officer. Mr. Guggenheim is 56 years of age and is currently a director of the Company. He has been an Executive Vice President and member of the Executive Board of Kudelski SA since January 2003, Chief Executive Officer of NagraStar LLC, a joint venture between EchoStar Communications and Kudelski that supplies conditional access systems and security access devices and services to EchoStar’s Dish Network and its affiliated companies, since January 2001, and Chairman of the Board of NagraUSA, Inc, a subsidiary of Kudelski, since 2003.
     Pursuant to Mr. Guggenheim’s employment agreement, Mr. Guggenheim will receive an annual base salary of six hundred ten thousand dollars ($610,000). In addition, the Company will issue Mr. Guggenheim sixty thousand (60,000) restricted Class A ordinary shares of the Company on the effective date of the employment agreement; sixty-one thousand (61,000) restricted Class A ordinary shares of the Company on the second anniversary of the effective date of the employment agreement; sixty-two thousand (62,000) restricted Class A ordinary shares of the Company on the third anniversary of the effective date of the employment agreement; and sixty-five thousand (65,000) restricted Class A ordinary shares of the Company on all subsequent anniversaries of the effective date of the employment agreement. Such restricted Class A ordinary shares of the Company shall be fully vested, but shall be restricted from sale or transfer until the earlier of the third anniversary of the date of such issuance, the one year anniversary of termination of the employment agreement other than “for cause”, death or disability, or the termination of the employment agreement as a result of Mr. Guggenheim’s death or disability. Mr. Guggenheim will also be eligible for two annual bonus awards. The total annual bonuses earned by Mr. Guggenheim in any calendar year pursuant to the employment agreement shall not exceed seven times the amount of Mr. Guggenheim’s annual base salary plus the value of the Company shares granted to Mr. Guggenheim in such year, based on the closing price of the Company’s Class A ordinary shares on the NASDAQ Global Market on the last trading day of the applicable year. The first annual bonus award will be based on performance criteria determined by the Compensation and Nominating Committee of the Company’s board of directors (Compensation Committee). The target bonuses for this award shall be three hundred thousand dollars ($300,000) in 2007, two hundred eighty thousand dollars ($280,000) in 2008, two hundred sixty thousand dollars ($260,000) in 2009 and two hundred forty thousand dollars ($240,000) in 2010. The second annual bonus award will be based on the Company’s achievement of targeted amounts of earnings before interest and taxes (EBIT), as determined by the Compensation Committee. The employment agreement also provides that Mr. Guggenheim shall be reimbursed for agreed relocation expenses and shall be paid a housing allowance of two hundred thousand dollars ($200,000) per year through 2009, and fifty thousand dollars ($50,000) per year thereafter until 2012. In addition, the Company has agreed to provide a company car for use by Mr. Guggenheim, and the board of directors has approved a payment of one hundred and six thousand dollars ($106,000) to Mr. Guggenheim in order to compensate Mr. Guggenheim for benefits provided by his past employer that have been forfeited as a result of the timing of his employment with the Company, subject to repayment if Mr. Guggenheim is terminated for “cause” or terminates his employment without “good reason” within six months of the date of his employment agreement.
     Mr. Guggenheim’s employment agreement provides for an initial term of employment of one year and will renew for additional one year terms unless Mr. Guggenheim or the Company elect not to renew the employment agreement by providing twelve months prior written notice or until Mr. Guggenheim’s employment is otherwise terminated in accordance with the employment agreement. If Mr. Guggenheim’s employment is terminated other than for “cause”, death or disability, Mr. Guggenheim will receive the following: (i) payment for all unpaid salary and reimbursable business expenses, and accrued vacation time up to the date of termination, (ii) salary continuation through the end of the employment term, (iii) a prorated amount of the annual bonuses that would have been paid to Mr. Guggenheim with respect to the applicable year, (iv) if applicable, a reduction in the period of restriction applicable to restricted shares of the Company’s Class A ordinary shares issued pursuant to the employment agreement, and (v) through the end of the employment term, or such earlier time as Mr. Guggenheim receives alternative health coverage, reimbursement of the difference between monthly COBRA payments actually made by Mr. Guggenheim for continued health benefits during such period and the amount he would have paid for health coverage for himself and his dependents under the Company’s plan had he remained an employee of the Company during such period. If Mr. Guggenheim’s employment is terminated for death or disability, Mr. Guggenheim will receive the following: (i) payment for all unpaid salary and reimbursable business expenses, and accrued vacation time up to the date of termination, (ii) an amount equal to one-half of Mr. Guggenheim’s current base salary, (iii) a prorated amount of the annual bonuses that would have been paid to Mr. Guggenheim with respect to the applicable year, and (iv) if applicable, a waiver of the period of restriction applicable to restricted shares of the Company’s Class A ordinary shares issued pursuant to the employment agreement.
     A copy of Mr. Guggenheim’s employment agreement is attached hereto as Exhibit 10.36 and is incorporated herein by reference and the foregoing description of Mr. Guggenheim’s employment agreement is qualified in its entirety by the full text of Mr. Guggenheim’s employment agreement.
     On March 13, 2007, OpenTV, Inc. executed separation agreements with Scott Wornow, its Executive Vice President, Legal and Business Affairs, and Mazin Jadallah, its Senior Vice President, Strategic Development. Their last day of employment with the Company will be April 1, 2007. The separation agreements provide, among other things, for the continuation of their base salaries through September 30, 2007, payment of their 2006 bonuses, partial reimbursement of monthly COBRA payments made for continued health benefits during the period ending September 30, 2007 and continued vesting of their stock options through September 30, 2007. Any options vested through September 30, 2007 will remain exercisable until December 31, 2007. Mr. Wornow’s separation agreement is attached hereto as Exhibit 10.37 and Mr. Jadallah’s separation agreement is attached hereto as Exhibit 10.38. Such agreements are hereby incorporated by reference, and the foregoing descriptions of the separation agreements are qualified, in their entirety, by reference to the full text of each agreement.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description

10.36	Employment Agreement with Alan A. Guggenheim dated March 13, 2007
10.37	Separation Agreement with Scott Wornow dated March 13, 2007
10.38	Separation Agreement with Mazin Jadallah dated March 13, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPENTV CORP.
Date: March 14, 2007	By:	/s/ Shum Mukherjee
		Name:	Shum Mukherjee
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.36	Employment Agreement with Alan A. Guggenheim dated March 13, 2007
10.37	Separation Agreement with Scott Wornow dated March 13, 2007
10.38	Separation Agreement with Mazin Jadallah dated March 13, 2007